Joint Filer Information

Title of Security:            Common Stock

Issuer & Ticker Symbol:       WCI Communities, Inc.  (WCI)

Designated Filer:             Castlerigg Master Investments Ltd.

Other Joint Filers:           CGS, Ltd.

Addresses:                    The address for CGS, Ltd. is c/o Citco Fund
                              Services (Curacao) N.V., Kaya Flamboyan 9,
                              P.O. Box 812, Curacao, Netherlands Antilles.


Signatures:


Dated:  September 13, 2007


                            CGS, LTD.
                            By: Sandell Asset Management Corp.,
                                    as Investment Manager


                                By: /s/ Thomas E. Sandell
                                    --------------------------------------
                                        Thomas E. Sandell,
                                        Chief Executive Officer